                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             RIVERSIDE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             RIVERSIDE GROUP, INC.
                              7800 BELFORT PARKWAY
                          JACKSONVILLE, FLORIDA 32256

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 28, 1997

To Our Shareholders:

       You are cordially invited to attend the Annual Meeting of Shareholders of Riverside Group, Inc. to be held on Tuesday, May 20, 1997, at 8:30 a.m., Central Daylight Time, at the executive offices of the Wickes Lumber Company, 706 North Deerpath Drive, Vernon Hills, Illinois.

       The meeting will be held for the following purposes:

          (1) To elect a Board of Directors for one year until their successors have been elected and qualified.

          (2) To approve the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company.

          (3) To transact such other business as may properly come before the meeting. Shareholders of record at the close of business on April 14, 1997, will be entitled to vote at the meeting.

       Whether or not you expect to attend the meeting, please read the accompanying Proxy Statement and complete, sign, date and return the accompanying Proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your Proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND THE
PROPOSAL.

       We hope you will plan to attend the meeting.

                                                  Sincerely yours,

                                                  /s/ J. Steven Wilson
                                                  ------------------------------
                                                  J. Steven Wilson,
                                                  Chairman, President and Chief
                                                  Executive Officer

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1

Securities Outstanding and Voting...........................    1

Principal Security Holders and Security Ownership of
  Management................................................    2

Election of Directors.......................................    3

Board of Directors' Meetings and Compensation...............    4

Management..................................................    4

Report of the Compensation Committee........................    4

Compensation Committee Interlocks and Insider
  Participation.............................................    6

Executive Compensation......................................    6

Certain Relationships and Related Transactions..............    9

Compliance with Section 16(a) of the Securities Exchange Act
  of 1934...................................................    9

Comparison of Five-Year Cumulative Total Return.............   10

Approval of Auditors........................................   10

Other Matters...............................................   10

Shareholder Proposals.......................................   11

Expenses of Solicitation....................................   11

                             RIVERSIDE GROUP, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

      This Proxy Statement is furnished to shareholders of Riverside Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be used at the 1997 Annual Meeting of Shareholders of the Company (the "Meeting"). The Meeting will be held on Tuesday, May 20, 1997, at 8:30 a.m., Central Daylight Time, at the executive offices of Wickes Lumber Company, 706 North Deerpath Drive, Vernon Hills, Illinois. This Proxy Statement and enclosed form of Proxy were first sent to shareholders on or about April 28, 1997.

      The Board of Directors of the Company is soliciting Proxies so that each shareholder is given an opportunity to vote. These Proxies enable shareholders to vote on all matters that are scheduled to come before the Meeting. When Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "with" authority to vote for directors and "for" the proposal. The Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

      If the enclosed Proxy is duly executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by voting in person, by duly executing and delivering a subsequent Proxy or by providing written notice to the Company's President or Secretary. The shares represented by a Proxy will be voted unless the Proxy is revoked or is mutilated or otherwise received in such form or at such time as to render it not votable.

      Votes cast by proxy or in person at the Meeting, which will be tabulated by an inspector or inspectors of election appointed for the Meeting, will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      The Proxy Committee is composed of J. Steven Wilson, Chairman, President and Chief Executive Officer of the Company, and Kenneth M. Kirschner, Vice Chairman and Secretary of the Company, who will vote all shares of common stock represented by Proxies.

      The principal executive offices of the Company are located at 7800 Belfort Parkway, Jacksonville, Florida 32256.

                       SECURITIES OUTSTANDING AND VOTING

      Only holders of shares of the Company's common stock, par value $.10 per share ("Riverside Common Stock"), of record at the close of business on April 14, 1997, will be entitled to vote at the Meeting. On that date, 5,287,123 shares of Riverside Common Stock were outstanding.

      Each share of Riverside Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, including election of directors. Approval of each of the matters to be acted upon at the Meeting will require a majority of the votes cast at the Meeting to be cast in favor of the matter, except that directors will be elected by a plurality of the votes cast.

        PRINCIPAL SECURITY HOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

      The following table contains information as of February 28, 1997, concerning beneficial ownership of Riverside Common Stock by persons known by the Company to own beneficially more than five percent of Riverside Common Stock, and concerning beneficial ownership of Riverside Common Stock and common stock, par value $.01 per share ("Wickes Common Stock"), of the Company's Wickes Lumber Company ("Wickes") subsidiary, by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table on page 6 hereof and (iii) all executive officers and directors of the Company as a group.

                                                                                 AMOUNT AND
                                                         AMOUNT AND              NATURE OF
                                                         NATURE OF               BENEFICIAL
                                                         BENEFICIAL             OWNERSHIP OF
                                                        OWNERSHIP OF      %        WICKES         %
NAME AND ADDRESS OF                                      RIVERSIDE       OF        COMMON        OF
BENEFICIAL OWNER                                          STOCK(1)      CLASS     STOCK(1)      CLASS
-------------------                                     ------------    -----   ------------    -----
5% STOCKHOLDERS:
J. Steven Wilson......................................   3,184,981(2)   60.2     4,241,288(8)   55.0
7800 Belfort Parkway
Jacksonville, FL 32256
Wilson Financial Corp.................................   3,063,553(2)   57.9     4,217,288(9)   55.0
7800 Belfort Parkway
Jacksonville, FL 32256
Kenneth M. Kirschner..................................     433,100(3)    8.1        87,393(10)   1.1
One Independent Drive
Jacksonville, FL 32202
Frederick H. Schultz..................................     300,878(4)    5.7        87,711(11)   1.1
50 North Laura Street
Jacksonville, FL 32202
OTHER DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Edward M. Carey.......................................      30,500       *              --        --
C. Herman Terry.......................................       9,675(5)    *              --        --
Varina M. Steuert.....................................       3,750       *              --        --
Catherine J. Gray.....................................      13,002(6)    *              --        --
All directors and executive officers as a group (7
  persons)............................................   3,975,886(7)   74.7     4,416,392(12)  57.3

------------------------------------
  *  Less than 1.0%

 (1) Unless otherwise noted, the owner has sole voting and dispositive power.

 (2) The amount shown includes 47,738 shares allocated to Mr. Wilson's account under the Company's Employee Stock Ownership Plan and Trust (the "ESOP"). Mr. Wilson indirectly owns 3,063,553 shares through the direct ownership of such shares by Wilson Financial Corporation ("Wilson Financial"). Mr. Wilson controls Wilson Financial. Substantially all shares directly owned by Wilson Financial are pledged to various lenders. A change of control of the Company could result from a default by Wilson Financial under these pledges.

 (3) The amount shown includes 30,000 shares that Mr. Kirschner has the present right to acquire pursuant to the Company's Non-qualified Stock Option Plan, 85,725 shares held by retirement plans for Mr. Kirschner's benefit, and 7,000 shares held in a retirement account by his spouse.

 (4) The amount shown includes 42,500 shares owned by Mr. Schultz's wife, as to which Mr. Schultz shares voting and dispositive power, and 53,378 shares held in various retirement accounts for Mr. Schultz's benefit.

 (5) The shares shown are owned by a trust of which Mr. Terry is a trustee; Mr. Terry shares voting and dispositive powers with respect to these shares.

 (6) The amount shown includes 10,002 shares allocated to Ms. Gray's account under the ESOP and 3,000 shares acquirable under presently exercisable non-qualified stock options.

 (7) The amount shown includes 57,740 shares allocated to the accounts of executive officers under the ESOP. The amount shown also includes 33,000 that executive officers and directors have the present right to acquire upon the exercise of stock options. The amount shown also includes 49,500 shares owned by spouses, individually.

 (8) Includes 4,217,288 shares held by the Company, as to which Mr. Wilson shares voting and dispositive power, and 24,000 shares presently acquirable pursuant to employee stock options.

 (9) Includes 4,217,288 shares held by the Company.

(10) Includes 600 shares owned by a retirement account for Mr. Kirschner's spouse, 12,900 shares held by retirement plans and accounts for Mr. Kirschner's benefit, 14,200 shares presently acquirable pursuant to employee stock options, and 3,127 shares allocated to Mr. Kirschner's account in Wickes' savings and retirement plan.

(11) Includes 3,667 shares presently acquirable pursuant to director stock options, 5,510 shares owned by Mr. Schultz's spouse, as to which Mr. Schultz disclaims beneficial ownership, and 41,690 shares in an individual retirement account for Mr. Schultz's benefit.

(12) Includes 38,200 shares presently acquirable pursuant to stock options and 6,210 shares held by or for the benefit of spouses. Also includes, 4,217,288 shares held by the Company.

                             ELECTION OF DIRECTORS

      As provided in the Bylaws of the Company, the Board of Directors has adopted a resolution fixing the number of directors to be elected at the Meeting at six and has nominated a Board of Directors to be elected to serve for one year and until their successors have been elected and qualified. The Bylaws also provide that the Board of Directors shall have the right at any time during the ensuing year to increase the number of directors up to a maximum of ten and to elect such directors by a majority vote. Unless authority is withheld, the Proxy Committee will vote for the election of the six nominees named below as directors of the Company. Each nominee has consented to being named as such in this Proxy Statement and has agreed to serve if elected. If a nominee should become unavailable, the members of the Proxy Committee may in their discretion vote for a substitute. However, in no event will Proxies be voted for more than six persons. The Board of Directors has no reason to believe that any substitute nominees will be required.

      The following table gives the names of the current members of the Board of Directors, their ages and the years they first became directors. The six nominees for election at the Meeting are the current directors.

NAME                                     AGE    YEAR FIRST BECAME DIRECTOR
----                                     ---    --------------------------
J. Steven Wilson                         53                1985
Kenneth M. Kirschner                     54                1987
Edward M. Carey                          80                1985
Frederick H. Schultz                     68                1985
Varina M. Steuert                        46                1979
C. Herman Terry                          79                1987

      Mr. Wilson has been Chairman, President and Chief Executive Officer and a director of the Company since August 1985. Mr. Wilson has been Chief Executive Officer and a director of Wickes since November 1991 and Chairman of Wickes since August 1993. Mr. Wilson assumed the duties of President of Wickes in July 1996. Mr. Wilson is also a director of First Industrial Realty Trust, Inc.

      Mr. Kirschner has served as Vice Chairman and Secretary of the Company for more than the past five years. Mr. Kirschner has been a director and Secretary of Wickes since August 1993 and Vice Chairman, General Counsel and Secretary of Wickes since February 1994. For more than the past five years, Mr. Kirschner has been a shareholder of Kirschner, Main, Graham, Tanner & Demont, a Jacksonville, Florida law firm.

      Mr. Carey has been, for more than the past five years, Chairman of the Board of Carey Energy Corporation, a corporation engaged in petroleum and shipping operations.

      Mr. Schultz is a private investor. From 1979 to 1982, Mr. Schultz served as Vice Chairman of the Board of Governors of the Federal Reserve System. He is also a director of American Heritage Life Insurance

Company, Barnett Banks, Inc., and Wickes. He currently serves as Chairman of the Jobs and Education Partnership of Enterprise Florida.

      Ms. Steuert has been a private investor for more than the past five years.

      Mr. Terry has been a private investor for more than the past five years.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

                 BOARD OF DIRECTORS' MEETINGS AND COMPENSATION

      The Board of Directors met three times in 1996; all directors attended more than 75 percent of all meetings of the Board of Directors and the committees on which they served.

      The Company has standing audit and compensation and committees. The members of the Audit Committee are Messrs. Schultz (chair) and Terry. The Audit Committee reviews and approves the selection of and the services performed by the Company's independent accountants, meets with and receives reports from the Company's financial and accounting staff and independent accountants, and reviews the scope of audit procedures, accounting practices and internal controls. The members of the Compensation Committee are Messrs. Carey (chair) and Kirschner. The Compensation Committee reviews the compensation and other benefits afforded officers and employees of the Company and advises management and the Board of Directors with respect to these matters.

      Directors receive $8,000 per year for their services as directors and an additional $1,000 for each Board meeting attended and $500 for each committee meeting attended. In addition, the chairs of the Audit and Compensation Committees receive $2,000 per year for their services.

                                   MANAGEMENT

      Set forth below is information regarding the executive officers of the
Company:

NAME                        AGE                         POSITION           EXECUTIVE OFFICER SINCE
----                        ---                         --------           -----------------------
J. Steven Wilson            53                 Chairman, President and              1985
                                               Chief Executive Officer
Kenneth M. Kirschner        54                 Vice Chairman, and                   1989
                                               Secretary
Catherine J. Gray           45                 Senior Vice President,               1996
                                               Chief Financial Officer
                                               and Treasurer

      For information regarding Messrs. Wilson and Kirschner, see "Election of Directors."

      Ms. Gray joined the Company as Vice President and Director of Tax in 1988 and was appointed Senior Vice President and Chief Financial Officer in December 1996.

                      REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

      The Company and the Compensation Committee believe that the Company must maintain short and long-term executive compensation plans that enable the Company to attract and retain well-qualified executives and that these plans must also provide a direct incentive for the Company's executives to create shareholder value. The Compensation Committee also believes that in certain circumstances incentives tied to the completion of specific tasks may be appropriate.

      In furtherance of this philosophy, the compensation of the Company's executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

BASE SALARIES

      The Company attempts to set base salaries at a level comparable to those set by comparable corporations and in consideration of salaries paid by Wickes.

      Mr. Wilson, in addition to his duties as Chief Executive Officer of the Company, is Chief Executive Officer of Wickes. The Company considers the compensation paid to Mr. Wilson by Wickes in determining the appropriate level of compensation to be paid by it to Mr. Wilson. Mr. Wilson's total base salary was $682,390 in 1996, including $474,300 paid by Wickes. Mr. Kirschner received base salary only from Wickes.

      Wickes bases the base salary component of its executives' compensation within the middle of a salary range intended to approximate the ranges of base pay for positions of comparable responsibility in a self-selected group of companies in the building materials distribution industry about which appropriate compensation information is available to Wickes. As part of Wickes' efforts to control costs, effective in 1996, Wickes instituted a salary freeze for senior management including Messrs. Wilson and Kirschner. In addition, the base salaries of certain Wickes executives including Messrs. Wilson and Kirschner were reduced five percent from their previous levels.

SHORT-TERM INCENTIVES

      Executives selected by the Company to be eligible for annual cash incentives are determined at the beginning of each year, again considering those who will be eligible for bonuses from Wickes. Bonuses are based upon subjective factors. The Company in setting Mr Wilson's $200,000 cash bonus for 1996 considered subjective factors including Mr. Wilson's contribution to the reorganization of the Company's life insurance operations completed in June 1996.

      Wickes provides short-term incentives by a cash bonus opportunity established as a target percentage of an executive's base salary and based upon meeting established objectives. For 1996, the Wickes incentive bonuses of Messrs. Wilson and Kirschner were dependent upon Wickes' achieving specific performance objectives for income from operations and net asset turnover. Wickes did not meet the income objective, and accordingly no 1996 incentive bonus was paid.

LONG-TERM INCENTIVES

      Long-term incentives include, in addition to participation in Wickes' long-term incentive plan by Messrs. Wilson and Kirschner, participation in the ESOP and non-qualified and incentive stock options, which are intended to link closely the interests of the Company's executives and those of shareholders.

      The only long-term incentive plans participated in by Mr. Wilson are Wickes' long-term incentive plans and the ESOP. Mr. Kirschner participates only in Wickes' long-term incentive plans. Awards under Wickes' 1993 Long-Term Incentive Plan (the "Wickes Incentive Plan") are designed to provide additional incentives to achieve long-term corporate objectives, to promote the identity of the long-term interests of Wickes' executives and shareholders and to assist in the retention of executives. During 1996, Wickes recognized that the significant amount by which the great majority of options previously granted under the Wickes Incentive Plan were "out of the money" had greatly diminished the effectiveness of the incentives intended to be created by these options. Accordingly, on November 18, 1996, Wickes made a special grant of stock options to key employees holding previously issued options. In most cases, each such key employee was granted an option for a number of shares equal to one-half the number of shares for which such employee held options at the time. Included in these special grants were grants of options, subject to approval of an amendment to the Wickes Incentive Plan by Wickes' shareholders at Wickes' 1997 Annual Meeting of Shareholders, for 50,000 shares of Wickes Common Stock to Mr. Wilson and 30,000 shares for Mr. Kirschner.

      The Company granted an option to Ms. Gray for 50,000 shares of Riverside Common Stock in 1997.

                           Edward M. Carey, Chairman
                              Kenneth M. Kirschner

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1996, Messrs. Carey and Kirschner were the sole members of the Compensation Committee of the Board of Directors. Mr. Kirschner is Vice Chairman and an executive officer of the Company. Mr. Kirschner also is the Company's second largest shareholder. See "Principal Security Holders and Security Ownership of Certain Beneficial Owners and Management."

      The Company owns a $1,000,000 note, $500,000 liquidation preference of redeemable preferred stock and certain warrants of a company controlled by Messrs. Wilson, Kirschner, Schultz and Carey. In 1995, the Company wrote off the entire $1,500,000 carrying value of these securities. Mr. Kirschner, a director and executive officer of the Company and Wickes, is a shareholder of Kirschner, Main, Graham, Tanner & Demont, a Jacksonville, Florida law firm which is general counsel to the Company and Wickes. During 1996 the Company paid Kirschner, Main, Graham, Tanner & Demont approximately $877,000 for legal services provided to the Company and Wickes, including approximately $430,000 for services paid by Wickes. On February 10, 1995, the Company made a loan of $225,000 to a company owned by Mr. Carey, a director of the Company. On March 29, 1996, the Company loaned an additional $154,114 to this company, and on December 13, 1996, these loans were consolidated into a single $398,000 loan, which matures June 30, 1997. The consolidated loan bears interest at a rate of 7.5%.

                             EXECUTIVE COMPENSATION

      The Summary Compensation Table below summarizes the compensation paid with respect to the years indicated to the Company's Chief Executive Officer and to each of the other persons who were serving as executive officers of the Company at December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                              ANNUAL COMPENSATION          COMPENSATION
                                        --------------------------------   ------------
                                                            OTHER ANNUAL      AWARDS       ALL OTHER
                                        SALARY     BONUS    COMPENSATION     OPTIONS/     COMPENSATION
NAME & PRINCIPAL POSITION        YEAR     ($)       ($)        ($)(1)        SARS (#)        ($)(2)
-------------------------        ----   -------   -------   ------------   ------------   ------------
J. Steven Wilson (3)             1996   682,390   200,000      26,000         50,000(4)      36,276
Chairman, President              1995   698,040   200,000      12,281          -             12,565
& Chief Executive Officer        1994   700,000   550,000      15,200        100,000(4)       7,108
of the Company;
Chairman & President &
Chief Executive Officer of
  Wickes

Kenneth M. Kirschner             1996   285,000(5)    -        13,900         30,000(4)      12,168
Vice Chairman & Secretary of     1995   294,000(5)    -         9,000         60,000(4)       -
the Company; Vice Chairman,
General Counsel and Secretary
of Wickes

Catherine J. Gray                1996    89,433    26,000(6)     -             -              4,477
Senior Vice President, Chief
Financial Officer and Treasurer

------------------------------------

(1) In the case of Messrs. Wilson and Kirschner, includes fees for serving on the Company's Board of Directors and gross-ups for certain insurance premiums paid by Wickes Lumber Company. Perquisites are not disclosed, as they are minimal.

(2) Includes the Company's contributions to the ESOP allocated to the accounts of the named persons, matching contributions made by the Company for the accounts of the named persons under the Company's Voluntary Investment Plan premiums paid by the Company on behalf of the named persons for group term life insurance, payment of premiums for long-term disability insurance paid by Wickes, Wickes contributions to the executive's account in the Wickes 401(k) plan, and premiums paid by the Company and its subsidiaries for travel life insurance for the executive's benefit. Specifically, ESOP contributions were: $3,625, $2,633 and $1,888 for Mr. Wilson in 1996, 1995 and 1994, respectively; and $2,645 for Ms. Gray in 1996. Company Voluntary Investment Plan contributions were: $4,750, $4,620 and $4,620 for Mr. Wilson in 1996, 1995 and 1994, respectively; and $1,292 for Ms. Gray in 1996. Group term life premiums were: $600, $600 and $4,600 for Mr. Wilson in 1996, 1995 and 1994, and $540 for Ms. Gray in 1996. Wickes disability insurance premiums were: $24,700 and $4,600 for Mr. Wilson in 1996 and 1995, respectively; and $8,400 for Mr. Kirschner in 1996. Wickes 401(k) contributions were: $3,018 for Mr. Kirschner in 1996. Travel life insurance premiums were: $2,600 for Mr. Wilson in 1996 and $750 for Mr. Kirschner in 1996.

(3) Includes salary of $474,300 paid by Wickes in 1996 and salary of $490,000 paid by Wickes with respect to 1995, and salary of $500,000 and bonus of $350,000 paid by Wickes with respect to 1994.

(4)  Wickes stock options.

(5)  Paid by Wickes.

(6) 1995 bonus amount used for estimation purposes; 1996 bonus has not been finally determined.

                         OPTION GRANTS IN LAST FISCAL YEAR

      The following table contains information regarding grants by Wickes of stock options to Messrs. Wilson and Kirschner during 1996. No other option grants were made during 1996 by the Company or any of its subsidiaries to any other named executive officer.

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                               NUMBER OF      % OF TOTAL                             ANNUAL RATES OF STOCK
                               SECURITIES    OPTIONS/SARS    EXERCISE                  PRICE APPRECIATION
                               UNDERLYING     GRANTED TO     OR BASE                    FOR OPTION TERM
                              OPTIONS/SARS   EMPLOYEES IN     PRICE     EXPIRATION   ----------------------
NAME                          GRANTED (#)     FISCAL YEAR     ($/SH)       DATE      5% ($)        10% ($)
----                          ------------   -------------   --------   ----------   -------      ---------
J. Steven Wilson                 50,000          20.2         $4.52      11/18/01    $62,400      $ 138,000
Kenneth M. Kirschner             30,000          12.1         $4.52      11/18/06    $85,300      $ 216,100
Catherine J. Gray                 -             -              -            -           -             -

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

      The following table contains information regarding the values of certain unexercised options to purchase shares of common stock of the Company and Wickes held by the named executive officers at the end of 1996. No options were exercised by these persons in 1996.

                                                                        VALUE OF UNEXERCISED
                               NUMBER OF SECURITIES UNDERLYING         IN-THE MONEY OPTIONS/
                            UNEXERCISED OPTIONS/SARS AT FY-END (#)   OPTIONS/SARS AT FY-END ($)
NAME                              EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
----                        --------------------------------------   --------------------------
J. Steven Wilson                      16,000/134,000(1)                         0/0

Kenneth M. Kirschner                    7,100/82,900(1)                         0/0
                                            30,000/0(2)                         0/0

Catherine J. Gray                            3,000/0(2)                         0/0

------------------------------------

(1) Wickes Common Stock
(2) Riverside Common Stock

LONG-TERM COMPENSATION

      As previously described, the Company provides long-term incentives primarily through the ESOP and through stock options.

      ESOP. The ESOP invests in Riverside Common Stock for the benefit of its employees. Each participant shares in the Company's contributions based upon his or her compensation for the year and vests in his or her account over seven years. At March 31, 1997, the ESOP held an aggregate of 304,751 shares of Riverside Common Stock, and 228,179 of these shares had been allocated to participants' accounts.

      Riverside Stock Option Plans. Key employees and members of the Board of Directors of the Company are eligible to participate in the Company's Non-Qualified Stock Option Plan. A total of 300,000 shares of Riverside Common Stock are authorized for issuance under this plan. At February 28, 1997, options for 120,000 shares were outstanding.

      The Company also has outstanding incentive stock options for an aggregate of 3,000 shares of Riverside Common Stock issued under an expired option plan.

      Wickes Incentive Plan. Under the Wickes Lumber Company 1993 Long-Term Incentive Plan (the "Wickes Incentive Plan"), officers and key employees of Wickes and its parent and subsidiary corporations can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units. A total of 835,000 shares of Wickes Common Stock are reserved for issuance under the Wickes Incentive Plan. On November 18, 1996, Messrs. Wilson and Kirschner were granted under the Wickes Incentive Plan options with an exercise price of $4.52 per share for 50,000 and 30,000 shares, respectively, of Wickes Common Stock.

      1994-5 Senior Executive Compensation Package. The Wickes Lumber Company 1994-5 Senior Executive Compensation Package consists of two components: (i) a Long-Term Stock Option to purchase shares of Wickes Common Stock with an exercise price per share equal to the higher of $15.00 or the fair market value of Wickes Voting Common Stock on the date of grant and (iii) a Long-Term Performance Bonus payable after the end of Wickes' fiscal year 1998 if Wickes meets certain minimum performance tests.

EMPLOYMENT AGREEMENTS

      The Company and Mr. Kirschner have entered into an agreement pursuant to which Mr. Kirschner will serve as President and Chief Executive Officer of the Company in the event that Mr. Wilson is unable to perform the duties of those offices by reason of his death or disability. Mr. Kirschner's compensation under this agreement is to be generally equivalent to that of Mr. Wilson's from the Company at the time. This agreement provides for a lump sum payment to Mr. Kirschner equal to two years compensation in the event his employment is terminated without cause or he resigns after a change in control of the Company.

      The Company entered into an employment agreement with Mr. Wilson with respect to his employment by the Company during 1996. Pursuant to this agreement, Mr. Wilson received his entire 1996 salary at his 1995 rate of $208,040 in advance and received an advance against his 1996 bonus equal to the amount of his 1995 bonus of $200,000.

      The Company has agreed in principle to a three-year employment arrangement with Ms. Gray pursuant to which she would receive base compensation of at least $150,000, would be eligible for a 35% cash bonus, and would be entitled to one year's severance in the event of certain change of control events. In January 1997, Ms. Gray was also granted a nonqualified stock option for 50,000 shares of Riverside Common Stock with an exercise price of $3.00 per share.

RIVERSIDE 401 (K) PLAN

      The Company has in effect a savings and retirement plan (the "Company's 401(k) Plan"). All of the Company's employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the Company's 401(k) Plan. The Company's 401(k) Plan is intended to qualify under
Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the Company's 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 1% to 10% of his or her gross pay. The Company currently matches 50% of the first 6% of an employee's contributions.

WICKES 401(K) PLAN

      Wickes has in effect a savings and retirement plan (the "Wickes 401(k) Plan"). All Wickes employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the 401(k) Plan. The Wickes 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under
Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 2% to 8% of his or her gross pay or after-tax contributions of from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. Wickes currently matches 50% of the first 5% of an employee's contribution.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      See "Executive Compensation -- Employment Agreements." for information concerning certain advances during 1996 pursuant to an employment agreement with Mr. Wilson.

      See "Compensation Committee Interlocks and Insider Participation" for information concerning (i) certain securities owned by the Company and issued by a company controlled by Messrs. Wilson, Kirschner, Schultz and Carey, (ii) legal fees paid by the Company to a law firm in which Mr. Kirschner is a shareholder and (iii) a loan made by the Company to a company controlled by Mr. Carey.

      In 1996, the Company and its subsidiaries paid affiliates of Mr. Wilson $639,000 for use of a corporate aircraft and real estate management services, including $612,000 paid by Wickes for use of the aircraft. The Affiliates of Mr. Wilson paid the Company $206,000 for management and other services and reimbursement of salary expenses paid by the Company. The intercompany balance resulting from these transactions fluctuates from time to time as a result of normal operations. The largest amount of this intercompany balance owed to the Company during 1996 was the $350,130 balance at December 31, 1996.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Based solely upon the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, each officer, director or beneficial holder of more than 10 percent of Riverside Common Stock filed on a timely basis the reports required under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to 1996.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      The graph below compares the performance of Riverside Common Stock with the NASDAQ Stock Market Index and the NASDAQ Insurance Stock Index by showing the cumulative total return, through December 31, 1996, an investor would have received on each from investing $100 in each on December 31, 1991, and reinvesting all dividends received.

        Measurement Period          Riverside Group,     NASDAQ Stock
      (Fiscal Year Covered)               Inc.           Market (U.S.)    NASDAQ Insurance
12/91                                             100                100                100
12/92                                              86                116                135
12/93                                             196                134                145
12/94                                             150                131                136
12/95                                              96                185                194
12/96                                              59                227                221

                              APPROVAL OF AUDITORS

      The Board of Directors recommends approval of the appointment of Coopers & Lybrand L.L.P., certified public accountants, as the independent auditors of the Company for 1997. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

      The enclosed Proxy confers upon the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with their best judgment with respect to any other matters which may come before the Meeting. The Board of Directors does not know of any such matters; however, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

      Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at the Company's annual meetings of shareholders. Any such proposals for the Company's annual meeting of shareholders to be held in 1998 must be submitted in writing to the Company no later than December 29, 1997, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in the proxy materials relating to that meeting.

                            EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Company, without additional compensation. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to the principals and obtaining their proxies.

      SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. SHAREHOLDERS PRESENT AT THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

DATED: APRIL 28, 1997

                                                                        APPENDIX

                            RIVERSIDE GROUP, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 20, 1997

The undersigned hereby constitutes and appoints Kenneth M. Kirschner and J. Steven Wilson, and each of them, the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) (the "Proxy Agents"), to vote all of the shares of Riverside Group, Inc. owned by the undersigned on April 14, 1997 at the Annual Meeting of Shareholders of the Company. The meeting wil be held at 8:30 a.m., Central Daylight Time, on May 20, 1997 at the executive offices of Wickes Lumber Company, 706 Deerpath Drive, Vernon Hills, Illinois, (including adjournments), with all powers that the undersigned would possess if personally present.

                 (continued and to be signed on reverse side)

The Board of Directors recommends a vote FOR each director nominee and FOR the Proposal.

1.  ELECTION OF DIRECTORS.

WITH AUTHORITY        WITHHOLD
 to vote for all     AUTHORITY
nominees listed    to vote for all
(except as marked     nominees
to the contrary)       listed

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                                   NOMINEES
EDWARD M. CAREY            J. STEVEN WILSON           KENNETH M. KIRSCHNER
FREDERICK H. SCHULTZ       VARINA M. STEUERT          C. HERMAN TERRY


2.  PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS
    & LYBRAND L.L.P AS INDEPENDENT AUDITORS.

        FOR          AGAINST        ABSTAIN


                                            Should any other matter requiring a
                                            vote for the Shareholder arise, the
                                            above-named Proxy Agents, and each
                                            of them, are authorized to vote the
                                            shares represented by this Proxy as
                                            their judgment indicates is in the
                                            best interest of Riverside Group,
                                            Inc.

                                            IMPORTANT:  Please date this Proxy
                                            and sign exactly as your name or
                                            names appear hereon.  If shares
                                            are held jointly both owners must
                                            sign.  Executors, administrators,
                                            trustees, guardians and others
                                            signing in a representative
                                            capacity should give their full
                                            titles.

                                            ---------------------------------
                                            Signature of Shareholder

                                            ---------------------------------
                                            Signature of Shareholder

                                            Dated:                       , 1997
                                                  -----------------------

                                            PLEASE RETURN THIS PROXY PROMPTLY
                                            IN THE ENCLOSED ENVELOPE.